                                                                   EXHIBIT 10.16

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                           CROSSROADS SOFTWARE, INC.

                          LOAN AND SECURITY AGREEMENT

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

                               TABLE OF CONTENTS

1.  DEFINITIONS AND CONSTRUCTION..................................   1
    1.1  Definitions..............................................   1
    1.2  Accounting Terms.........................................   6

2.  LOAN AND TERMS OF PAYMENT.....................................   7
    2.1  Equipment and Letter of Credit Facilities................   7
         2.1.1  Equipment Facility................................   7
         2.1.2  Letter of Credit Facility.........................   7
    2.2  Interest Rates, Payments, and Calculations...............   8
    2.3  Crediting Payments.......................................   8
    2.4  Fees.....................................................   8
    2.5  Additional Costs.........................................   9
    2.6  Term.....................................................   9

3.  CONDITIONS OF LOANS...........................................  10
    3.1  Conditions Precedent to Initial Advance..................  10
    3.1  Conditions Precedent to All Advances.....................  10

4.  CREATION OF SECURITY INTEREST.................................  10
    4.1  Grant of Security Interest...............................  10
    4.2  Delivery of Additional Document Required.................  11
    4.3  Right to Inspect.........................................  11

5.  REPRESENTATIONS AND WARRANTIES................................  11
    5.1  Due Organization and Qualification.......................  11
    5.2  Due Authorization; No Conflict...........................  11
    5.3  No Prior Encumbrances....................................  11
    5.4  Bona Fide Accounts.......................................  11
    5.5  Merchantable Inventory...................................  11
    5.6  Name; Location of Chief Executive Office.................  11
    5.7  Litigation...............................................  11
    5.8  No Material Adverse Change in Financial Statements.......  11
    5.9  Solvency.................................................  12
    5.10 Regulatory Compliance....................................  12
    5.11 Environmental Condition..................................  12
    5.12 Taxes....................................................  12
    5.13 Subsidiaries.............................................  12
    5.14 Government Consents......................................  12
    5.15 Full Disclosure..........................................  12

6.  AFFIRMATIVE COVENANTS.........................................  13
    6.1  Good Standing............................................  13
    6.2  Government Compliance....................................  13
    6.3  Financial Statements, Reports, Certificates..............  13
    6.4  Inventory; Returns.......................................  13
    6.5  Taxes....................................................  13
    6.6  Insurance................................................  14
    6.7  Principal Depository.....................................  14
    6.8  Quick Ratio..............................................  14
    6.9  Liquidity................................................  14

     6.10.  Tangible Net Worth.............................................. 14
     6.11.  Further Assurances.............................................. 14

7.   NEGATIVE COVENANTS..................................................... 14
     7.1.   Dispositions.................................................... 14
     7.2.   Change in Business.............................................. 15
     7.3.   Mergers or Acquisitions......................................... 15
     7.4.   Indebtedness.................................................... 15
     7.5.   Encumbrances.................................................... 15
     7.6.   Distributions................................................... 15
     7.7.   Investments..................................................... 15
     7.8.   Transactions with Affiliates.................................... 15
     7.9.   Subordinated Debt............................................... 15
     7.10.  Inventory....................................................... 15
     7.11.  Compliance...................................................... 16

8.   EVENTS OF DEFAULT...................................................... 16
     8.1.   Payment Default................................................. 16
     8.2.   Covenant Default................................................ 16
     8.3.   Material Adverse Change......................................... 16
     8.4.   Attachment...................................................... 16
     8.5.   Insolvency...................................................... 17
     8.6.   Other Agreements................................................ 17
     8.7.   Subordinated Debt .............................................. 17
     8.8.   Judgments....................................................... 17
     8.9.   Misrepresentations.............................................. 17

9.   BANK'S RIGHTS AND REMEDIES............................................. 17
     9.1.   Rights and Remedies............................................. 17
     9.2.   Power of Attorney............................................... 18
     9.3.   Accounts Collection............................................. 18
     9.4.   Bank Expenses................................................... 18
     9.5.   Bank's Liability for Collateral................................. 19
     9.6.   Remedies Cumulative............................................. 19
     9.7.   Demand; Protest................................................. 19

10.  NOTICES................................................................ 19

11.  CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER............................. 20

12.  GENERAL PROVISIONS..................................................... 20
     12.1.  Successors and Assigns.......................................... 20
     12.2.  Indemnification................................................. 20
     12.3.  Time of Essence................................................. 20
     12.4.  Severability of Provisions...................................... 20
     12.5.  Amendments in Writing, Integration.............................. 20
     12.6.  Counterparts.................................................... 20
     12.7.  Survival........................................................ 20
     12.8.  Confidentiality................................................. 21

     This LOAN AND SECURITY AGREEMENT is entered into as of December 10, 1996 by and between SILICON VALLEY BANK ("Bank") and CROSSROADS SOFTWARE, INC, ("Borrower").

                                   RECITALS
                                   --------

     Borrower wishes to obtain credit from time to time from Bank, and Bank desires to extend credit to Borrower. This Agreement sets forth the terms on which Bank will advance credit to Borrower, and Borrower will repay the amounts owing to Bank.

                                   AGREEMENT
                                   ---------

     The parties agree as follows:

     1.   DEFINITIONS AND CONSTRUCTION
          ----------------------------

          1.1. Definitions. As used in this Agreement, the following terms shall
               -----------
have the following definitions:

               "Accounts" means all presently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to Borrower arising out of the sale or lease of goods (including, without limitation, the licensing of software and other technology) or the rendering of services by Borrower, whether or not earned, by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower's Books relating to any of the foregoing

               "Advance" or "Advances" means an advance under the Equipment Loan Facility or the Letter Credit Facility.

               "Affiliate" means, with respect to any Person, any Person that owns or controls directly or indirectly such Person, any Person that controls or is controlled by or is under common control with such Person, and each of such Person's senior executive officers, directors and partners.

               "Bank Expenses" means all: reasonable costs or expenses (including reasonable attorneys' fees and expenses) incurred in connection with the preparation, negotiation, administration, and enforcement of the Loan Documents; and Bank's reasonable attorneys' fees and expenses incurred in amending, enforcing or defending the Loan Documents, whether or not suit is brought.


               "Borrower's Books" means all of Borrower's books and records including: ledgers; records concerning Borrower's assets or liabilities, the Collateral, business operations or financial condition; and all computer programs, or tape files, and the equipment, containing such information, if such equipment is necessary for review of such information.

               "Business Day" means any day that is not a Saturday, Sunday, or other day on which banks in the State of California are authorized or required to close.


               "Closing Date" means the date the conditions precedent set forth in Section 3 are satisfied.

               "Code" means the California Uniform Commercial Code.

               "Collateral" means the property, described on Exhibit A attached
                                                             ---------
hereto.

               "Committed Loan Amount" means Three Hundred Fifty Thousand Dollars ($350,000).


               "Contingent Obligation" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any indebtedness, lease, dividend, letter of credit or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit issued for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term "Contingent Obligation" shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

               "Current Liabilities" means, as of any applicable date, all amounts that should, in accordance with GAAP, be included as current liabilities on the consolidated balance sheet of Borrower and its Subsidiaries, as at such date, plus, to the extent not already included therein, all outstanding Advances made under this Agreement, including all Indebtedness that is payable upon demand or within one year from the date of determination thereof unless such Indebtedness renewable or extendable at the option of Borrower or any Subsidiary to a date more than one year from the date of determination, but excluding Subordinated Debt.

               "Daily Balance" means the amount of the Obligations owed at the end of a given day.

               "Eligible Equipment" means computer equipment, office equipment and other machines, equipment and software licenses as approved by Bank in its sole discretion (i) in which the Bank has a valid perfected first priority security interest and (ii) delivered to Borrower by the manufacturer or vendor after or upon June 30, 1996, which equipment is new and has not previously been used by any Person.

               "Equipment" means all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

               "Equipment Availability Date" means September 9, 1997.

               "Equipment Facility" means the facility under which Borrower may request Bank to issue cash advances, as specified in Section 2.1.1 hereof.

               "Equipment Facility Maturity Date" means the date immediately preceding the third anniversary of the Equipment Availability Date.

               "ERISA" means the Employment Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

               "GAAP" means generally accepted accounting principles as in effect from time to time.

               "Indebtedness" means (a) all indebtedness for borrowed money or the deferred purchase price of property or services including without limitation reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations and (d) all Contingent Obligations.

               "Insolvency Proceeding" means any proceeding commenced by or against any person or entity under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extension generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

               "Inventory" means all present and future inventory in which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or at any time hereafter owned by or in the custody or possession, actual or constructive, of Borrower, including such inventory as is temporarily out of its custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Borrower's Books relating to any of the foregoing.

               "Investment" means any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

               "IRC" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

               "Letter of Credit" has the meaning set forth in Section 2.1.2 herein.

               "Letter of Credit Facility" means the facility under which Borrower may request Bank to issue a standby letter of credit, as specified in
Section 2.1.2 hereof.

               "Letter of Credit Facility Maturity Date" means the date immediately proceeding the first anniversary of the Closing Date.

               "Lien" means any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

               "Loan Documents" means, collectively, this Agreement, any note or notes executed by Borrower, and any other agreement entered into between Borrower and Bank in connection with this Agreement, all as amended or extended from time to time.

               "Material Adverse Effect" means a material adverse effect on (i) the business operations or condition (financial or otherwise) of Borrower and its Subsidiaries taken as a whole or (ii) the ability of Borrower to repay the Obligations or otherwise perform its obligations under the Loan Documents.

               "Negotiable Collateral" means all of Borrower's present and future letters of credit of which it is a beneficiary, notes, drafts, instruments, securities, documents of title, and chattel paper, and Borrower's Books relating to any of the foregoing.

               "Obligations" means all debt, principal, interest, Bank Expenses and other amounts owed to Bank by Borrower pursuant to this Agreement or any other agreement, whether absolute or contingent, due or to become due, now existing or hereafter arising, including any interest that accrues after the commencement of an Insolvency Proceeding and including any debt, liability, or obligation owing from Borrower to others that Bank may have obtained by assignment or otherwise.

               "Periodic Payments" means all Installments or similar recurring payments that Borrower may now or hereafter become obligated to pay to Bank pursuant to the terms and provisions of any instrument, or agreement now or hereafter in existence between Borrower and Bank.

               "Permitted Indebtedness" means:

               (a) Indebtedness of Borrower in favor of Bank arising under this Agreement or any other Loan Document;

               (b) Indebtedness existing on the date of this Agreement and disclosed in the Schedule;

               (c) Indebtedness to trade creditors incurred in the ordinary course of business;

               (d)  Subordinated Debt;

               (e) Other Indebtedness, including capital leases, in an aggregate amount not to exceed $50,000 at any time outstanding and

               (f) Indebtedness of Borrower to or from any Subsidiary, and Indebtedness of any Subsidiary to or from another Subsidiary.

               "Permitted Investment" means:

               (a) Investments existing on the date of this Agreement disclosed in the Schedule;

               (b) (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one (1) year from the date of acquisition thereof, (ii) commercial paper maturing no more than one (1) year from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc., and (iii) certificates of deposit maturing no more than one (1) year from the date of investment therein issued by Bank;

               (c) Investments consisting of the endorsement of negotiable instruments for deposit or collection or any similar transaction in the ordinary, course of business;

               (d) Investments (whether consisting of the purchase of securities, loans, capital contributions or otherwise) of Subsidiaries in and to other Subsidiaries or in Borrower;

               (e) Investments consisting of (i) compensation of employees, officers and directors of Borrower or its Subsidiaries, (ii) travel advances, employee relocation loans and other employee, officer or director loans and advances in the ordinary course of business, and (iii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to employee stock purchase plans or agreements approved by Borrower's Board of Directors;

               (f) Investments consisting of notes receivable or prepaid royalties and other credit extensions to customers and suppliers who are not Affiliates in the ordinary course of business; and

               (g) Deposit accounts of Borrower and its Subsidiaries maintained in the ordinary course of business.

               "Permitted Liens" means the following:

               (a) Any Liens existing on the date of this Agreement and disclosed in the Schedule or arising under this Agreement or the other Loan Documents;

               (b) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings, provided the same have no priority over any of Bank's
                         --------
security interests;

               (c) Liens (i) upon or in any Equipment acquired or held by Borrower or any of its Subsidiaries to secure the purchase price of such Equipment or indebtedness incurred solely for the purpose of financing the acquisition of such Equipment, or (ii) existing on such Equipment at the time of its acquisition, provided that the Lien is confined solely to the property so
                 --------
acquired and improvements thereon, and the proceeds of such equipment; provided
                                                                       --------
further that such Equipment is not Equipment financed under this Agreement;
-------

               (d) Liens to secure payment of worker's compensation, employment insurance, old-age pensions or other social security obligations of Borrower in the ordinary course of business;

               (e) Liens on equipment leased by Borrower or any Subsidiary pursuant to an operating or capital lease in the ordinary course of business (including proceeds thereof and accessions thereto) incurred solely for the purpose of financing the lease of such equipment;

               (f) Lease and subleases, and licenses and sublicenses, granted to others in the ordinary course of Borrower's business not interfering in any material respect with the business of Borrower and its Subsidiaries taken as a whole, any interest or title of a lessor, licensor or under any lease or license;

               (g) Liens on assets (including the proceeds thereof and accessions thereto) that existed at the time such assets were acquired by Borrower or any Subsidiary (including Liens on assets of any corporation that existed at the time it became or becomes a Subsidiary); provided that such Liens are not granted in contemplation of or in connection with the acquisition of such asset by Borrower or a Subsidiary;

               (h) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 8.8;

               (i) Easements, reservations, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances affecting real property not constituting a Material Adverse Effect;

               (j) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of customs duties in connection with the importation of goods;

               (k) Liens which constitute rights of set-off of a customary, nature or banker's Liens with respect to amounts on deposit, whether arising by operation of law or by contract, in connection with arrangements entered into with banks in the ordinary course of business provided such Liens shall not be prior to the Lien of Bank; and

               (l) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (a) and (b) above, provided that any extension, renewal or replacement
                           --------
Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase.

               "Person" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.

               "Prime Rate" means the variable rate of interest, per annum, most recently announced by Bank, as its "prime rate," whether or not such announced rate is the lowest rate available from Bank.

               "Quick Assets" means, at any date as of which the amount thereof shall be determined, the consolidated cash, cash-equivalents, accounts receivable and investments, with maturities not to exceed 90 days, of Borrower and its Subsidiaries determined in accordance with GAAP.

               "Responsible Officer" means each of the Chief Executive Officer, the Chief Financial Officer and the Controller of Borrower.

               "Schedule" means the schedule of exceptions attached hereto, if any.

               "Subordinated Debt" means any debt incurred by Borrower that is subordinated to the debt owing by Borrower to Bank on terms acceptable to Bank (and identified as being such by Borrower and Bank).

               "Subsidiary" means any corporation or partnership in which (i) any general partnership interest or (ii) more than 50% of the stock of which by the terms thereof ordinary, voting power to elect the Board of Directors, managers or trustees of the entity shall, at the time as of which any determination is being made, be owned by Borrower, either directly or through an Affiliate.

               "Tangible Net Worth" means at any date as of which the amount thereof shall be determined, the consolidated total assets of Borrower and its Subsidiaries minus, without duplication, (i) the sum of any amounts attributable
             -----
to (a) goodwill, (b) intangible items such as unamortized debt discount and expense, patents, trade and service marks and names, copyrights and research and development expenses except prepaid expenses, and (c) all reserves not already deducted from assets, and (ii) Total Liabilities.
                      ---

               "Total Liabilities" means at any date as of which the amount thereof shall be determined, all obligations that should, in accordance with GAAP be classified as liabilities on the consolidated balance sheet of Borrower, including in any event all Indebtedness, but specifically excluding Subordinated Debt.

          1.2. Accounting Terms. All accounting terms not specifically defined
               ----------------
herein shall be construed in accordance with GAAP and all calculations made hereunder shall be made in accordance with GAAP. When used hereto, the terms "financial statements" shall include the notes and schedules thereto.

     2.   LOAN AND TERMS OF PAYMENT
          -------------------------

          2.1  Equipment and Letter of Credit Facilities.
               -----------------------------------------

               2.1.1  Equipment Facility.
                      ------------------

                      (a) Subject to and upon the terms and conditions of this Agreement, Bank agrees at any time from the date hereof through the Equipment Availability Date, to make Advances under the Equipment Facility to Borrower in an aggregate principal amount of up to the Committed Loan Amount. On the date of each such Advance, Borrower shall provide invoices and other documents as requested by Bank, in form and content satisfactory to Bank, demonstrating that the Advances then outstanding under the Equipment Facility (A) shall be used to finance or refinance, as the case may be, Eligible Equipment, and (B) (i) shall not exceed one hundred percent (100%) of the cost of such Eligible Equipment, excluding any and all installation, freight or warranty expenses or sales taxes and (ii) that no more than twenty-five percent (25%) of the value of such Eligible Equipment for each such Advance is comprised of software licenses, leasehold improvements or other soft costs. Amounts borrower pursuant to this
Section 2.1.1 may not be reborrowed once repaid.

                      (b) Interest shall accrue from the date of each Advance made hereunder at the rate specified in Section 2.2(a), and shall be payable monthly on the ninth calendar day of the month for each month through the month in which the Equipment Availability Date falls. All Advances made hereunder that are outstanding on the Equipment Availability Date will be payable in thirty-six
(36) equal monthly installments of principal, plus accrued interest, beginning on October 9, 1997. All amounts outstanding under the Equipment Facility shall be paid in full on the Equipment Facility Maturity Date.

                      (c) When Borrower desires to obtain an Advance under the Equipment Facility, Borrower shall notify Bank (which notice shall be irrevocable) by facsimile transmission or telephone received no later than 3:00 p.m. California time one (1) Business Day before the day on which the Advance is requested to be made. Such notification shall be promptly confirmed by a Payment/Advance Form in substantially the form of Exhibit B hereto. Bank shall
                                                  ---------
be entitled to rely on any telephonic notice given by a person who Bank reasonably believes to be a Responsible Officer, and Borrower shall indemnify and hold Bank harmless for any damages or loss suffered by Bank as a result of such reliance. Bank will credit the amount of the Advance to Borrower's deposit account. The confirming written notice shall be signed by a Responsible Officer and include a copy of the invoice for the Eligible Equipment to be financed.

               2.1.2  Letter of Credit Facility.
                      -------------------------

                      (a) Subject to the terms and conditions of this Agreement, Bank agrees to issue or cause to be issued a letter of credit for the account of Borrower (the "Letter of Credit") in face amount not to exceed Three Hundred Thirty Two Thousand Dollars ($332,000). The Letter of Credit shall have an expiry date no later than the Letter of Credit Facility Maturity Date. The Letter of Credit shall be, in form and substance, acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of Bank's form of application and letter of credit agreement. All amounts actually paid by Bank in respect of the Letter of Credit shall, when paid, constitute an Advance under this Agreement.

                     (b) Borrower shall immediately reimburse bank for any drawings made under the Letter of Credit. The obligation of Borrower to immediately reimburse Bank for drawings made under the Letter of Credit shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement and such Letter of Credit, under all circumstances whatsoever. Borrower shall indemnify, defend and hold Bank harmless from any loss, cost, expense or liability, including, without limitation, reasonable attorneys' fees, arising out of or in connection with the Letter of Credit.

               (c)  When Borrower desires the issuance of the Letter of
Credit under the Letter of Credit Facility, Borrower shall notify Bank (which notice shall be irrevocably) by facsimile transmission or telephone received no later than 3:00 p.m. California time two (2) Business Days before the day on which the issuance is requested to be made. Such notification shall be promptly confirmed by a Payment/Advance Form in substantially the form of Exhibit B
                                                                 ---------
hereto. Bank shall be entitled to rely on any telephonic notice given by a person who Bank reasonably believes to be a Responsible Officer, and Borrower shall indemnify and hold Bank harmless for any damages or loss suffered by Bank as a result of such reliance.

          2.2. Interest Rates, Payments, and Calculations.
               ------------------------------------------

               (a)  Interest Rate. Except as set forth in Section 2.2(b),
                    -------------
Advances under the Equipment Facility shall bear interest, on the average daily balance thereof, at a rate equal to three-quarters (3/4) of a percentage point above the Prime Rate. Except as set forth in Section 2.2(b), Advances under the Letter of Credit Facility shall bear interest, on the average daily balance thereof, at a rate equal to the then standard rate charged by the Bank for drawings under letters of credit.

               (b)  Default Rate. At Bank's option and upon notice to Borrower,
                    ------------
all Obligations shall bear interest, from and after the occurrence and during the continuance of an Event of Default, at a rate equal to five (5) percentage points above the interest rate applicable immediately prior to the occurrence of the Event of Default.

               (c)  Payments. Interest hereunder shall be due and payable on the
                    --------
ninth calendar day of each month during the term hereof. Bank shall, at its option, charge such interest, all Bank Expenses, and all Periodic Payments against any of Borrower's deposit accounts in which case those amounts shall thereafter accrue interest at the rate then applicable hereunder. Any interest not paid when due shall be compounded by becoming a part of the Obligations, and such interest shall thereafter accrue interest at the rate then applicable hereunder.

               (d)  Computation. In the event the Prime Rate is changed from
                    -----------
time to time hereafter, the applicable rate of interest hereunder shall be increased or decreased effective as of 12:01 a.m. on the day the Prime Rate is changed, by an amount equal to such change in the Prime Rate. All interest changeable under the Loan Documents shall be computer on the basis of a three hundred sixty (360) day year for the actual number of days elapsed.

         2.3.  Crediting Payments. Prior to the occurrence of an Event of
               ------------------
Default, Bank shall credit a wire transfer of funds, check or other item of payment to such deposit account or Obligation as Borrower specifies. After the occurrence of an Event of Default, the receipt by Bank of any wire transfer of funds, check, or other item of payment shall be immediately applied to conditionally reduce Obligations, but shall not be considered a payment on account unless such payment is of immediately available federal funds or unless and until such check or other item of payment is honored when presented for payment. Notwithstanding anything to the contrary contained herein, any wire transfer or payment received by Bank after 12:00 noon California time shall be deemed to have been received by Bank as of the opening of business on the immediately following Business Day. Whenever any payment to Bank under the Loan Documents would otherwise be due (except by reason of acceleration) on a date that is not a Business Day, such payment shall instead be due on the next Business Day, and additional fees or interest, as the case may be, shall accrue and be payable for the period of such extension.

          2.4  Fees. Borrower shall pay to Bank the following:
               ----

                (a)  Facility Fee. A Facility Fee equal to One Thousand Dollars
                     ------------
($1,000), which fee shall be due on the date of this Agreement and shall be fully earned and non-refundable;

                (b)  Financial Examination and Appraisal Fees. Bank's customary
                     ----------------------------------------
fees and out-of-pocket expenses for each appraisal of Collateral and financial analysis and examination of Borrower performed from time to time by Bank or its agents;

                (c)  Letter of Credit Fees. Bank's customary fees and out-of-
                     ---------------------
pocket expenses for the issuance, maintenance and administration of the Letter of Credit, as set forth in any applications or agreements between Borrower and Bank with respect to the Letter of Credit; and

                (d)  Bank Expenses. Upon the date hereof, all Bank Expenses
                     -------------
incurred through the Closing Date, including reasonable attorney's fees and expenses, and, after the date hereof, all Bank Expenses, including reasonable attorneys' fees and expenses, as and when they become due.

          2.5.  Additional Costs. In case any change in any law, regulation,
                ----------------
treaty or official directive or the interpretation or application thereof by any court or any governmental authority charged with the administration thereof or the compliance with any guideline or request of any central bank or other governmental authority (whether or not having the force of law), in each case after the date of this Agreement:

                (a) subjects Bank to any tax with respect to payments of principal or interest or any other amounts payable hereunder by Borrower or otherwise with respect to the transactions contemplated hereby (except for taxes on the overall net income of Bank imposed by the United States of America or any political subdivision thereof);

               (b) imposes, modifies or deems applicable any deposit insurance, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or loans by, Bank; or

               (c) imposes upon Bank any other condition with respect to its performance under this Agreement, and the result of any of the foregoing is to increase the cost to Bank, reduce the income receivable by Bank or impose any expense upon Bank with respect to any loans, Bank shall notify Borrower thereof. Borrower agrees to pay to Bank the amount of such increase in cost, reduction in income or additional expense as and when such cost, reduction or expense is incurred or determined, upon presentation by Bank of a statement of the amount and setting forth Bank's calculation thereof, all in reasonable detail which statement shall be deemed true and correct absent manifest error, provided that Borrower shall not be liable for any such amount attributable to any period prior to 180 days prior to the date of such statement.

          2.6. Term. This Agreement shall become effective on the Closing Date
               ----
and, subject to Section 12.7, shall continue in full force and effect for a term ending on the Equipment Facility Maturity Date. Notwithstanding the foregoing, Bank shall have the right to terminate its obligation to make Advances under this Agreement immediately and without notice upon the occurrence and during the continuance of an Event of Default. Notwithstanding termination, Bank's Lien on the Collateral shall remain in effect for so long as any Obligations remain unpaid (excluding Obligations under Section 2.5 and 12.2 to the extent they remain inchoate at the time all other outstanding obligations are paid in full).

     3.   CONDITIONS OF LOANS
          -------------------

          3.1. Conditions Precedent to Initial Advance. The obligation of Bank
               ---------------------------------------
to make the initial Advance or issue the Letter of Credit is subject to the conditions precedent that Bank shall have received, in form and substance satisfactory to Bank, the following:

               (a)  this Agreement;

               (b) a certificate of the Secretary of Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Agreement;

               (c) a duly executed original negative pledge agreement in substantially the form of Exhibit D hereto;
                          ---------

               (d)  financing statements (Forms UCC-1);

               (e)  insurance certificate;

               (f)  payment of the fees and Bank Expenses then due specified in
Section 2.4 hereof; and

               (g) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

          3.2. Conditions Precedent to All Advances. The obligation of Bank to
               ------------------------------------
make each Advance or issuance of the Letter of Credit, including the initial Advance, is further subject to the following conditions:

               (a)  timely receipt of the Payment/Advance Form as provided in
Section 2.1.1. or 2.1.2;

               (b) in the case of Advances, timely receipt of the invoices and/or other documents specified in Section 2.1.1 hereof; and

               (c) the representations and warranties contained in Section 5 shall be true and correct in all material respects on and as of the date of the Payment/Advance Form and on the effective date of the Advance or issuance of the Letter of Credit (in each case, except to the extent they specifically relate to an earlier date), and no Event of Default shall have occurred and be continuing, or would result from the Advance or issuance of the Letter of Credit. The making of the Advance or issuance of the Letter of Credit shall be deemed to be a representation and warranty by Borrower on the date of the Advance or issuance of the Letter of Credit as to the accuracy of the facts referred to in this
Section 3.2(c).

     4.   CREATION OF SECURITY INTEREST
          -----------------------------

          4.1. Grant of Security Interest. Borrower grants and pledges to Bank a
               --------------------------
continuing security interest in all presently existing and hereafter acquired or arising Collateral in order to secure prompt repayment of any and all Obligations and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents. Except as set forth in the Schedule, such security interest constitutes a valid, first priority security interest in the presently existing Collateral, and will constitute a valid, first priority security interest in Collateral acquired after the date hereof, in each case, to the extent that a security interest in such Collateral can be perfected by filing a financing statement.

          4.2. Delivery of Additional Documentation Required. Borrower shall
               ---------------------------------------------
from time to time execute and deliver to Bank, at the request of Bank, all Negotiable Collateral, all financing statements and other documents that Bank may reasonably request, in form satisfactory to Bank, to perfect and continue perfected Bank's security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents.

          4.3. Right to Inspect. Bank (through any of its officers, employees,
               ----------------
or agents) shall have the right, upon reasonable prior notice, from time to time during Borrower's usual business hours, to inspect Borrower's Books and to make copies thereof and to check, test, and appraise the Collateral in order to verify Borrower's financial condition or the amount, condition of, or any other matter relating to, the Collateral.

     5.   REPRESENTATIONS AND WARRANTIES
          ------------------------------

          Borrower represents and warrants as follows:

          5.1. Due Organization and Qualification. Borrower and each Subsidiary
               ----------------------------------
is a corporation duly existing and in good standing under the laws of its state of incorporation and qualified and licensed to do business in, and is in good standing in, any state in which the conduct of its business or its ownership of property requires that it be so qualified, except for states in which failure to qualify would not reasonably be expected to have a Material Adverse Effect.

          5.2. Due Authorization: No Conflict. The execution, delivery, and
               ------------------------------
performance of the Loan Documents are within Borrower's powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in Borrower's Articles of Incorporation or Bylaws, nor will they constitute an event of default under any material agreement to which Borrower is a party or by which Borrower is bound. Borrower is not in default under any agreement to which it is a party or by which it is bound, which default would reasonably be expected to have a Material Adverse Effect.

          5.3. No Prior Encumbrances. Borrower has good and indefeasible title
               ---------------------
to the Collateral, free and clear of Liens, except for Permitted Liens.

          5.4. Bona Fide Accounts. The Accounts are bona fide existing
               ------------------
obligations. The property giving rise to such Accounts has been delivered to the account debtor or to the account debtor's agent for immediate shipment to and unconditional acceptance by the account debtor. Except as disclosed to Bank in writing, Borrower has not received notice of actual or imminent Insolvency Proceeding of any account debtor.

          5.5. Merchantable Inventory. All Inventory is in all material respects
               ----------------------
of good and marketable quality, free from all material defects.

          5.6. Name; Location of Chief Executive Office. Except as disclosed in
               ----------------------------------------
the Schedule, Borrower has not done business under any name other than that specified on the signature page hereof. The chief executive office of Borrower is located at the address indicated in Section 10 hereof.

          5.7. Litigation. Except as set forth in the Schedule, there are no
               ----------
actions or proceedings pending by or against Borrower or any Subsidiary before any court or administrative agency in which a likely adverse decision would reasonably be expected to have a Material Adverse Effect or a material adverse effect on Borrower's interest or Bank's security interest in the Collateral. Borrower does not have knowledge of any such pending or threatened actions or proceedings.

          5.8. No Material Adverse Change in Financial Statements. All
               --------------------------------------------------
consolidated financial statements related to Borrower and any Subsidiary that have been delivered by Borrower to

Bank fairly present in all material respects Borrower's consolidated financial condition as of the date thereof and Borrower's consolidated results of operations for the period then ended. There has not been a material adverse change in the consolidated financial condition of Borrower since the date of the most recent of such financial statements submitted to Bank.

          5.9.   Solvency. Borrower is solvent and able to pay its debts
                 --------
(including trade debts) as they mature. "Solvent" means that the fair saleable value of Borrower's assets (including goodwill) exceeds the fair value of its liabilities.

          5.10.  Regulatory Compliance. Borrower and each Subsidiary has met the
                 ---------------------
minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. No event has occurred resulting from Borrower's failure to comply with ERISA that is reasonably likely to result in Borrower's incurring any liability that would reasonably be expected to have a Material Adverse Effect. Borrower is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940. Borrower is not engaged principally, or as one of the important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations G, T and U of the Board of Governors of the Federal Reserve System). Borrower has complied with all the provisions of the Federal Fair Labor Standards Act. Borrower has not violated any statutes, laws, ordinances or rules applicable to it, violation of which could have a Material Adverse Effect.

          5.11.  Environmental Condition. None of Borrower's or any Subsidiary's
                 -----------------------
properties or assets has ever been used by Borrower or any Subsidiary or, to the best of Borrower's knowledge, by previous owners or operators, in the disposal of, or to produce, store, handle, treat, release, or transport, any hazardous waste or hazardous substance other than in accordance with applicable law; to the best of Borrower's knowledge, none of Borrower's properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a hazardous waste or hazardous substance disposal site, or a candidate for closure pursuant to any environmental protection statute; no lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned by Borrower or any Subsidiary; and neither Borrower nor any Subsidiary has received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal, state or other governmental agency concerning any action or omission by Borrower or any Subsidiary resulting in the releasing, or otherwise disposing of hazardous waste or hazardous substances into the environment.

          5.12.  Taxes. Borrower and each Subsidiary has filed or caused to be
                 -----
filed all material tax returns required to be filed, and has paid, or has made adequate provision for the payment of, all taxes reflected therein.

          5.13.  Subsidiaries. Borrower does not own any stock, partnership
                 ------------
interest or other equity securities of any Person, except for Permitted Investments.

          5.14.  Government Consents. Borrower and each Subsidiary, has obtained
                 -------------------
all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all governmental authorities that are necessary for the continued operation of Borrower's business as currently conducted, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

          5.15.  Full Disclosure. No representation, warranty, or other
                 ---------------
statement made by Borrower in any certificate or written statement furnished to Bank in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading. Bank acknowledges that any projections or forecasts provided by Borrower are not to be viewed as facts, and that Borrower's actual results may differ from such projections or forecasts.

     6.   AFFIRMATIVE COVENANTS
          ---------------------

          Borrower covenants and agrees that, until payment in full of all outstanding Obligations, and for so long as Bank may have any commitment to make an Advance hereunder, Borrower shall do all of the following:

          6.1. Good Standing. Borrower shall maintain its and each of its
               -------------
Subsidiaries' corporate existence and good standing in its jurisdiction of incorporation and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to have a Material Adverse Effect. Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, to the extent consistent with prudent management of Borrower's business, in force all licenses, approvals and agreements, the loss of which would reasonably be expected to have a Material Adverse Effect.

          6.2. Government Compliance. Borrower shall meet, and shall cause each
               ---------------------
Subsidiary to meet, the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. Borrower shall comply, and shall cause each Subsidiary to comply, with all statutes, laws, ordinances and government rules and regulations to which it is subject, noncompliance with which could have a Material Adverse Effect or a material adverse effect on the Collateral or the priority of Bank's Lien on the Collateral.

          6.3. Financial Statements, Reports, Certificates.
               -------------------------------------------

               (a) Borrower shall deliver to Bank: (i) as soon as available, but in any event within thirty (30) days after the end of each month, a company prepared consolidated balance sheet and income statement covering Borrower's consolidated operations during such period, certified by a Responsible Officer;
(ii) as soon as available, but in any event within ninety (90) days after the end of Borrower's fiscal year, audited consolidated financial statements of Borrower prepared in accordance with GAAP, consistently applied, together with an unqualified opinion on such financial statements of an independent certified public accounting firm reasonably acceptable to Bank; (iii) within five (5) days upon becoming available, copies of all statements, reports and notices sent or made available generally by Borrower to its security, holders or to any holders of Subordinated Debt and all reports on Form 10-K and 10-Q (without exhibits) filed with the Securities and Exchange Commission; (iv) promptly upon receipt of notice thereof, a report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of One Hundred Thousand Dollars ($100,000) or more; and (v) such budgets, sales projections, operating plans or other financial information as Bank may reasonably request from time to time.

               (b) Borrower shall deliver to Bank with the monthly financial statements a Compliance Certificate signed by a Responsible Officer in substantially the form of Exhibit C hereto.
                          ---------

          6.4. Inventory Returns. Borrower shall keep all Inventory in good and
               ------------------
marketable condition, free from all material defects. Returns and allowances, if any, as between Borrower and its account debtors shall be on the same basis and in accordance with the usual customary practices of Borrower, as they exist at the time of the execution and delivery of this Agreement. Borrower shall promptly notify Bank of all returns and recoveries and of all disputes and claims, where the return, recovery, dispute or claim involves more than Fifty Thousand Dollars ($50,000).

          6.5. Taxes. Borrower shall make, and shall cause each Subsidiary, to
               -----
make, due and timely payment or deposit of all material federal, state, and local taxes, assessments, or contributions required of it by law, and will execute and deliver to Bank, on demand, appropriate certificates attesting to the payment or deposit thereof; and Borrower will make, and will cause each Subsidiary, to make, timely payment or deposit of all material tax payments and withholding taxes required of it by applicable laws, including, but not limited to, those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Bank with proof satisfactory to Bank indicating that Borrower or a Subsidiary, has made such payments or deposits; provided that Borrower or a Subsidiary need not make any payment if the amount or validity of such payment is contested in good faith by appropriate proceedings and is reserved against (to the extant required by GAAP) by Borrower.

          6.6.  Insurance.
                ---------

                (a) Borrower, at its expense, shall keep the Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as ordinarily insured against by other owners in similar businesses conducted in the locations where Borrower's business is conducted on the date hereof. Borrower shall also maintain insurance relating to Borrower's ownership and use of the Collateral in amounts and of a type that are customary to businesses similar to Borrower's.

                (b) All such policies of insurance shall be in such form, with such companies and in such amounts as reasonably satisfactory to Bank. All such policies of property insurance shall contain a lender's loss payable endorsement, in a form satisfactory to Bank, showing Bank as an additional loss payee thereof and all liability insurance policies shall show the Bank as an additional insured, and shall specify that the insurer must give at least twenty
(20) days notice to Bank before canceling its policy for any reason. Upon Bank's request, Borrower shall deliver to Bank certified copies of such policies of insurance and evidence of the payments of all premiums therefor. So long as no Event of Default has occurred and is continuing, Borrower shall have the option to apply the proceeds of any casualty policy to the replacement or repair of destroyed or damaged property; provided, that after the occurrence and during the continuance of an Event of Default, all proceeds payable under any such casualty policy shall, at the option of Bank, be payable to Bank for application to the Obligations.

          6.7.  Principal Depository. Borrower shall maintain its principal
                --------------------
depository and operating accounts with Bank.

          6.8.  Quick Ratio. Borrower shall maintain, as of the last day of each
                -----------
calendar month, a ratio of Quick Assets to Current Liabilities of at least 1.50 to 1.00.

          6.9.  Liquidity. Borrower shall maintain, as of the last day of each
                ---------
calendar month, except for the months ending January 31, February 28 and March 31 of 1997, a ratio of (a) the sum of cash and cash equivalents to (b) the aggregate outstanding amount of all Advances under the Equipment Facility of at least 1.50 to 1.00.

          6.10. Tangible Net Worth. Borrower shall maintain, as of the last day
                ------------------
of each calendar month, a Tangible Net Worth of not less than Seven Hundred Thousand Dollars ($700,000).

          6.11. Further Assurances. At any time and from time to time Borrower
                ------------------
shall execute and deliver such further instruments and take such further action as may reasonably be requested by Bank to effect the purposes of this Agreement.

     7.   NEGATIVE COVENANTS
          ------------------

          Borrower covenants and agrees that, so long as any credit hereunder shall be available and until payment in full of the outstanding Obligations or for so long as Bank may have any commitment to make an Advance, Borrower will not do any of the following:

          7.1. Dispositions. Convey, sell, lease, transfer or otherwise dispose
               ------------
of (collectively, a "Transfer"), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, other than: (i) Transfers of Inventory in the ordinary course of business; (ii) Transfers of non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries; or (iii) Transfers which constitute liquidation of Investments permitted under Section 7.7, and (iv) transfers of worn out or obsolete assets (other than Eligible Equipment financed with the proceeds of Advances).

          7.2.  Change in Business. Engage in any business, or permit any of its
                ------------------
Subsidiaries to engage in any business, other than the businesses currently engaged in by Borrower and any business substantially similar or related thereto (or incidental thereto). Borrower will not, without thirty (30) days prior written notification to Bank, relocate its chief executive office.

          7.3.  Mergers or Acquisitions. Merge or consolidate, or permit any of
                -----------------------
its Subsidiaries to merge or consolidate, with or into any other business organization, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person; provided
                                                                      --------
that this Section 7.3 shall not apply to transactions among Subsidiaries or among Borrower and its Subsidiaries in which Borrower is the surviving entity.

          7.4.  Indebtedness. Create, incur, assume or be or remain liable with
                ------------
respect to any Indebtedness, or permit any Subsidiary so to do, other than Permitted Indebtedness.

          7.5.  Encumbrances. Create, incur, assume or suffer to exist any Lien
                ------------
with respect to any of its property, or assign or otherwise convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries so to do, except for Permitted Liens.

          7.6.  Distributions. Pay any dividends or make any other distribution
                -------------
or payment on account of or in redemption, retirement or purchase of any capital stock, except payments not in excess of Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate in any fiscal year of Borrower that are made to repurchase shares of Borrower's common stock that is owned by Borrower's employees. Notwithstanding the foregoing, Borrower may convert any of its convertible securities into other securities pursuant to the terms of such convertible securities or otherwise in exchange therefor.

          7.7.  Investments. Directly or indirectly acquire or own, or make any
                -----------
Investment in or to any Person, or permit any of its Subsidiaries so to do, other than Permitted Investments.

          7.8.  Transactions with Affiliates. Directly or indirectly enter into
                ----------------------------
or permit to exist any material transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm's length transaction with a nonaffiliated Person and except for transactions with a Subsidiary that are upon fair and reasonable terms and transactions constituting Permitted Investments.

          7.9.  Subordinated Debt. Make any payment in respect of any
                -----------------
Subordinated Debt, or permit any of its Subsidiaries to make any such payment, except in compliance with the terms of such Subordinated Debt, or amend any provision contained in any documentation relating to the Subordinated Debt without Bank's prior written consent.

          7.10. Inventory. Store the Inventory with a bailee, warehouseman, or
                ---------
similar party unless Bank has received a pledge of the warehouse receipt covering such Inventory. Except for Inventory sold in the ordinary course of business and except for such other locations as Bank may approve in writing, Borrower shall keep the Inventory only at the location set forth in Section 10 hereof and such other locations of which Borrower gives Bank prior written notice and as to which Borrower signs and files a financing statement where needed to perfect Bank's security interest. For purposes of this Section 7.10, "Inventory" shall not include any assets of Borrower that are not considered inventory in accordance with GAAP.

          7.11. Compliance. Become an "investment company" controlled by an
                ----------
"investment company," within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of any Advance for such purpose. Fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur, fail to comply with the Federal Fair Labor Standards Act or violate any law or regulation, which violation could have a Material Adverse Effect or a material adverse effect on the Collateral or the priority of Bank's Lien on the Collateral, or permit any of its Subsidiaries to do any of the foregoing.

     8.   EVENTS OF DEFAULT
          -----------------

          Any one or more of the following events shall constitute an Event of Default by Borrower under this Agreement:

          8.1.  Payment Default. If Borrower fails to pay the principal of, or
                ---------------
any interest on, the Advance when due and payable; or fails to pay any portion of any other Obligations not constituting such principal or interest, including without limitation Bank Expenses, within thirty (30) days of receipt by Borrower of an invoice for such other Obligations;

          8.2.  Covenant Default. If Borrower fails to perform any obligation
                ----------------
under Section 6.7, 6.8, 6.9 or 6.10 or violates any of the covenants contained in Article 7 of this Agreement, or fails or neglects to perform, keep, or observe any other material term, provision, condition, covenant, or agreement contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between Borrower and Bank and as to any default under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure such default within thirty (30) days after Borrower receives notice thereof or any Responsible Officer becomes aware thereof; provided, however, that if the default cannot by its nature be cured within the thirty (30) day period or cannot after diligent attempts by Borrower be cured within such thirty (30) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional reasonable period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default (provided that no Advance will be required to be made during such cure period);

          8.3.  Material Adverse Change. If there occurs a material adverse
                -----------------------
change in Borrower's business or financial condition, or if there is a material impairment of the prospect of repayment of any portion of the Obligations or a material impairment of the value or priority of Bank's security interests in the Collateral;

          8.4.  Attachment. If any material portion of Borrower's assets is
                ----------
attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within thirty (30) days, or if Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgement or other claim becomes a lien or encumbrance upon any material portion of Borrower's assets, or if a notice of lien, levy, or assessment is filed of record with respect to any of Borrower's assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within thirty (30) days after Borrower receives notice thereof, provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by Borrower (provided that no Advance will be required to be made during such cure period);

          8.5  Insolvency. If Borrower becomes insolvent, or if an Insolvency
               ----------
Proceeding is commenced by Borrower, or if an insolvency Proceeding is commenced against Borrower and is not dismissed or stayed within thirty (30) days (provided that no Advance will be made prior to the dismissal of such Insolvency Proceeding);

          8.6. Other Agreements. If there is a default in any agreement to which
               ----------------
Borrower is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of One Hundred Thousand Dollars ($100,000) or that would reasonably be expected to have a Material Adverse Effect;

          8.7. Subordinated Debt. If Borrower makes any payment on account of
               -----------------
Subordinated Debt, except to the extent such payment is allowed under any subordination agreement entered into with Bank;

          8.8. Judgments. If a judgment or judgments for the payment of money in
               ---------
an amount, individually or in the aggregate, of at least One Hundred Thousand Dollars ($100,000) shall be rendered against Borrower and shall remain unsatisfied and unstayed for a period of thirty (30) days (provided that no Advance will be made prior to the satisfaction or stay of such judgment); or

          8.9. Misrepresentations. If any material misrepresentation or material
               ------------------
misstatement exists now or hereafter in any warranty or representation set forth herein or in any certificate delivered to Bank by any Responsible Officer pursuant to this Agreement or to induce Bank to enter into this Agreement or any other Loan Document.

     9.   BANK'S RIGHTS AND REMEDIES
          --------------------------

          9.1. Rights and Remedies. Upon the occurrence and during the
               -------------------
continuance of an Event of Default, Bank may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:

               (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable (provided that upon the occurrence of an Event of Default described in Section
8.5 all Obligations shall become immediately due and payable without any action by Bank);

               (b) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement or under any other agreement between Borrower and Bank;

               (c) Settle or adjust disputes and claims directly with account debtors for amounts, upon terms and in whatever order that Bank reasonably considers advisable;

               (d) Without notice to or demand upon Borrower, make such payments and do such acts as Bank considers necessary or reasonable to protect its security interest in the Collateral. Borrower agrees to assemble the Collateral if Bank so requires, and to make the Collateral available to Bank as Bank may designate. Borrower authorizes Bank to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which in Bank's determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith. With respect to any of Borrower's owned premises, Borrower hereby grants Bank a license to enter into possession of such premises and to occupy the same, without charge, for up to one hundred twenty (120) days in order to exercise any of Bank's rights or remedies provided hereto, at law, in equity, or otherwise;

               (e) Without notice to Borrower set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by Bank, or
(ii) indebtedness at any time owing, to or for the credit or the account of Borrower held by Bank;

               (f) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Bank is hereby granted a license or other right, solely pursuant to the provisions of this Section 9.1, to use, without charge, Borrower's labels, patents, copyright, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank's exercise of its rights under this Section 9.1, Borrower's rights under all licenses and all franchise agreements shall inure to Bank's benefit;

               (g) Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Bank determines is commercially reasonable, and apply any proceeds to the Obligations in whatever manner or order Bank deems appropriate;

               (h) Bank may credit bid and purchase at any public sale; and

               (i) Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrower.

          9.2. Power of Attorney. Effective only upon the occurrence and during
               -----------------
the continuance of an Event of Default, Borrower hereby irrevocably appoints Bank (and any of Bank's designated officers, or employees) as Borrower's true and lawful attorney to: (a) send requests for verification of Accounts or notify account debtors of Bank's security interest in the Accounts; (b) endorse Borrower's name on any checks or other forms of payment or security that may come into Bank's possession; (c) sign Borrower's name on any invoice or bill of lading relating to any Account, drafts against account debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to account debtors; (d) make, settle, and adjust all claims under and decisions with respect to Borrower's policies of insurance; and (e) settle and adjust disputes and claims respecting the accounts directly with account debtors, for amounts and upon terms which Bank determines to be reasonable; provided Bank may exercise such power of attorney to sign the name of Borrower on any of the documents described in Section 4.2 regardless of whether an Event of Default has occurred. The appointment of Bank as Borrower's attorney in fact, and each and every one of Bank's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully repaid and performed and Bank's obligation to provide advances hereunder is terminated.

          9.3. Accounts Collection. Upon the occurrence and during the
               ------------------
continuance of an Event of Default, Bank may notify any Person owing funds to Borrower of Bank's security interest in such funds and verify the amount of such Account. Borrower shall collect all amounts owing to Borrower for Bank, receive in trust all payments as Bank's trustee, and immediately deliver such payments to Bank in their original form as received from the account debtor, with proper endorsements for deposit.

          9.4. Bank Expenses. If Borrower fails to pay any amounts or furnish
               -------------
any required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Bank may do any or all of the following
(a) make payment of the same or any part thereof; (b) set up such reserves under the Revolving Facility as Bank deems necessary to protect Bank from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type discussed in

Section 6.6 of this Agreement, and take any action with respect to such policies as Bank deems prudent. Any amounts so paid or deposited by Bank shall constitute Bank Expenses, shall be immediately due and payable, and shall bear interest at the then applicable rate hereinabove provided, and shall be secured by the Collateral. Any payments made by Bank shall not constitute an agreement by Bank to make similar payments in the future or a waiver by Bank of any Event of Default under this Agreement.

          9.5. Bank's Liability for Collateral. So long as Bank complies with
               -------------------------------
Section 9207 of the Code, Bank shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof: or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other person whomsoever. Subject to the foregoing, all risk of loss, damage or destruction of the Collateral shall be borne by Borrower.

          9.6. Remedies Cumulative. Bank's rights and remedies under this
               -------------------
Agreement, the Loan Documents, and all other agreements shall be cumulative. Bank shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Bank of one right or remedy shall be deemed an election, and no waiver by Bank of any Event of Default on Borrower's part shall be deemed a continuing waiver. No delay by Bank shall constitute a waiver, election, or acquiescence by it. No waiver by Bank shall be effective unless made in a written document signed on behalf of Bank and then shall be effective only in the specific instance and for the specific purpose for which it was given.

          9.7. Demand: Protest. Borrower waives demand, protest, notice of
               ---------------
protest, notice of dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or-renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Bank on which Borrower may in any way be liable.

     10.  NOTICES
          -------

          Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by a recognized overnight delivery service, certified mail, postage prepaid, return receipt requested, or by telefacsimile to Borrower or to Bank, as the case may be, at its addresses set forth below:

     If to Borrower:    Crossroads Software, Inc.
                        1825 S. Grant Street, Suite 520
                        San Mateo, CA 94402
                        Attn: Ms. Katrina Garnett
                        FAX: (415) 372-1418

     If to Bank:        Silicon Valley Bank
                        1731 Embarcadero Road, Suite 220
                        Palo Alto, CA 94303
                        Attn: Ms. Kathleen Borie
                        FAX: (415) 812-0640

     The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

     11.  CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER
          ------------------------------------------

          This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California, without regard to principles of conflicts of law. Each of Borrower and Bank hereby submits to the exclusive jurisdiction of the state and Federal courts located in the County of Santa Clara, State of California. BORROWER AND BANK EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

     12.  GENERAL PROVISIONS
          ------------------

          12.1.  Successors and Assigns. This Agreement shall bind and inure to
                 ----------------------
the benefit of the respective successors and permitted assigns of each of the parties; provided, however, that neither this Agreement nor any rights hereunder
         --------  -------
may be assigned by Borrower without Bank's prior written consent, which consent may be granted or withheld in Bank's sole discretion. Bank shall have the right without the consent of or notice to Borrower to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank's obligations, rights and benefits hereunder.

          12.2.  Indemnification. Borrower shall defend, indemnify and hold
                 ---------------
harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Agreement; and
(b) all losses or Bank Expenses in any way suffered, incurred, or paid by Bank as a result of or in any way arising out of, following, or consequential to transactions between Bank and Borrower whether under this Agreement, or otherwise (including without limitation reasonable attorneys fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct.

          12.3.  Time of Essence. Time is of the essence for the performance of
                 ---------------
all obligations set forth in this Agreement.

          12.4.  Severability of Provisions. Each provision of this Agreement
                 --------------------------
shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

          12.5.  Amendments in Writing Integration. This Agreement cannot be
                 ---------------------------------
amended or terminated orally. All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Agreement, if any, are merged into this Agreement and the Loan Documents.

          12.6.  Counterparts. This Agreement may be executed in any number of
                 ------------
counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

          12.7.  Survival. All covenants, representations and warranties made in
                 --------
this Agreement shall continue in full force and effect so long as any Obligations (excluding Obligations under Sections 12.2 and 2.5 to the extent they remain inchoate at the time all other Obligations are repaid) remain outstanding. The obligations of Borrower to indemnify Bank with respect to the expenses, damages, losses, costs and liabilities described in
Section 12.2 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Bank have run.

          12.8.  Confidentiality. In handling any confidential information Bank
                 ---------------
shall exercise the same degree of care that it exercises with respect to its own proprietary information of the same types to maintain the confidentiality of any non-public information thereby received or received pursuant to this Agreement except that disclosure of such information may be made (i) to the subsidiaries or affiliates of Bank in connection with their present or prospective business relations with Borrower, (ii) to prospective transferees or purchasers of any interest in the Loans, provided that they have entered into a comparable confidentiality agreement in favor of Borrower and have delivered a copy to Borrower, (iii) as required by law, regulations, rule or order, subpoena, judicial order or similar order, (iv) as may be required in connection with the examination, audit or similar investigation of Bank and (v) as Bank may determine in connection with the enforcement of any remedies hereunder. Confidential information hereunder shall not include information that either:
(a) is in the public domain or in the knowledge or possession of Bank when disclosed to Bank, or becomes part of the public domain after disclosure to Bank through no fault of Bank; or (b) is disclosed to Bank by a third party, provided Bank does not have actual knowledge that such third party is prohibited from disclosing such information. Notwithstanding any provision of this Agreement to the contrary, neither Borrower nor any of its Subsidiaries will be required to disclose, permit the inspection, examination, copying or making extracts of, or discussions of: any document, information or other matter (i) prior to the occurrence of an Event of Default that constitutes non-financial trade secrets or non-financial proprietary information (provided that the terms of agreements that generate Accounts shall not be deemed to be "non-financial trade secrets or non-financial proprietary information"), or (ii) in respect to which disclosure to Bank (or designated representative) is then prohibited by law.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                    CROSSROADS SOFTWARE, INC.

                                    By:  /s/ K. A. Garnett
                                       ------------------------

                                    Title:  PRES/CEO
                                          ---------------------

                                    SILICON VALLEY BANK

                                    By: /s/ Kathleen Borie
                                       ________________________

                                    Title: Senior Vice President
                                          ______________________

                                   EXHIBIT A
                                   ---------

     The Collateral shall consist of all right, title and interest of Borrower in and to the following:

     (a) All goods and equipment now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

     (b) All inventory, now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Borrower's custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Borrower's Books relating to any of the foregoing;

     (c) All contract rights and general intangibles now owned or hereafter acquired, including, without limitation, goodwill, trademarks, servicemarks, trade styles, trade names, patents, patent applications, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind;

     (d) All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower's Books relating to any of the foregoing;

     (e) All documents, cash, deposit accounts, securities, letters of credit, certificates of deposit, instruments and chattel paper now owned or hereafter acquired and Borrower's Books relating to the foregoing;

     (f) All copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; all trade secret rights, including all rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; all mask work or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired; all claims for damages by way of any past, present and future infringement of any of the foregoing; and

     (g) Any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.

                                   EXHIBIT B
                                   ---------

                  LOAN PAYMENT/ADVANCE TELEPHONE REQUEST FORM

             DEADLINE FOR SAME DAY PROCESSING IS 3:00 P.M., P.S.T.

TO: CENTRAL CLIENT SERVICE DIVISION                 DATE:_______________________

FAX#: (408) 496-2426                                TIME:_______________________

------------------------------------------------------------------------------------------------------------------------------------

FROM:                                                 CROSSROADS SOFTWARE INC.
     -------------------------------------------------------------------------------------------------------------------------------
                                                      CLIENT NAME (BORROWER)

REQUESTED BY:______________________________________________________________________________________________________________________
                                                     AUTHORIZED SIGNER'S NAME

AUTHORIZED SIGNATURE:______________________________________________________________________________________________________________

PHONE NUMBER:______________________________________________________________________________________________________________________

FROM ACCOUNT# ____________________________________________  TO ACCOUNT #___________________________________________________________

REQUESTED TRANSACTION TYPE                                           REQUEST DOLLAR AMOUNT
--------------------------                                           ---------------------

PRINCIPAL INCREASE (EQUIPMENT ADVANCE)                               $_____________________________________________________________
LETTER OF CREDIT ISSUANCE                                            $_____________________________________________________________
PRINCIPAL PAYMENT (ONLY)                                             $_____________________________________________________________
INTEREST PAYMENT (ONLY)                                              $_____________________________________________________________
PRINCIPAL AND INTEREST (PAYMENT)                                     $_____________________________________________________________

OTHER INSTRUCTIONS:________________________________________________________________________________________________________________
-----------------------------------------------------------------------------------------------------------------------------------

  All representations and warranties of Borrower stated in the Loan Agreement are true, correct and complete in all material respects as of the date of the telephone request for an Advance or issuance of the Letter of Credit as confirmed by this Borrowing
Certificate; provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date.

-----------------------------------------------------------------------------------------------------------------------------------
                                                          BANK USE ONLY

  TELEPHONE REQUEST:
  -----------------
  The following person is authorized to request the loan payment transfer/loan advance/issuance of letter of credit on the advance designated account and is known to me.

_______________________________________________________                    ______________________________________________________
          Authorized Requester                                                     Phone #

_______________________________________________________                    ______________________________________________________
          Received By (Bank)                                                       Phone #

                                 _____________________________________________________
                                                   Authorized Signature (Bank)


                                   EXHIBIT C
                            COMPLIANCE CERTIFICATE

TO:    SILICON VALLEY BANK

FROM:  CROSSROADS SOFTWARE, INC.

     The undersigned authorized officer of Crossroads Software, Inc. hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the "Agreement"), (i) Borrower is in complete compliance for the period ending ___________ with all required covenants except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

 Please indicate compliance status by circling Yes/No under "Complies" column.

Reporting Covenant                                            Required                                     Complies
------------------                                            --------                                     --------
Monthly financial statements                                  Monthly within 30 days                       Yes     No
Annual (CPA Audited)                                          FYE within 90 days                           Yes     No

Financial Covenant                                            Required                    Actual           Complies
------------------                                            --------                    ------           --------
Maintain on a Monthly Basis:
Minimum Quick Ratio                                            1.50:1.00                  ____:1.00        Yes     No
Liquidity                                                      1.50:1.00*                 ____:1.00        Yes     No
Tangible Net Worth                                            $  700,000                  $_______         Yes     No

*Except for months of January, February and March 1997 for which the covenant shall not be tested.


                                                                  ---------------------------------------------
Comments Regarding Exceptions:  See Attached                                         BANK USE ONLY

                                                                     Received by:__________________________
Sincerely,                                                                           AUTHORIZED SIGNER

_______________________________                                      Date:_________________________________
SIGNATURE
                                                                     Verified:_____________________________
_______________________________                                                      AUTHORIZED SIGNER
TITLE
                                                                     Date:_________________________________
_______________________________
DATE                                                                 Compliance Status:  Yes  No
                                                                 ---------------------------------------------

                                   EXHIBIT D
                           NEGATIVE PLEDGE AGREEMENT

     This Negative Pledge Agreement is made as of December 10, 1996, by and between CROSSROADS SOFTWARE, INC. ("Borrower") and SILICON VALLEY BANK ("Bank").

     In connection with the Loan Documents being concurrently executed between Borrower and Bank, Borrower agrees as follows:

     1. Except as otherwise permitted under the Loan Documents, Borrower shall not sell, transfer, assign, mortgager, pledge, lease, grant a security interest in, or encumber any of Borrower's intellectual property, including, without limitation, the following:

          a. Any and all copyright rights, copyright applications, copyright registrations and like protection in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held (collectively, the "Copyrights");

          b. Any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing created, acquired or held;

          c. Any and all design rights which may be available to Borrower now or hereafter existing, created acquired or held;

          d. All patents, patent applications and like protections, including, without limitation, improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same, including, without limitation, the patents and patent applications (collectively, the "Patents");

          e. Any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks (collectively, the "Trademarks");

          f. Any and all claims for damages by way of past, present and future infringements of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

          g. All licenses or other rights to use any of the Copyrights, Patents or Trademarks and all license fees and royalties arising from such sue to the extent permitted by such license or rights;

          h. All amendments, extensions, renewals and extensions of any of the Copyrights Patents or Trademarks; and

          i. All proceeds and products of the foregoing, including, without limitation, all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

     2. It shall be an Event of Default under the Loan Documents between Borrower and Bank if there is a breach of any term of this Negative Pledge Agreement.

     3. Capitalized items used herein without definition shall have the same meanings as set forth in the Loan and Security Agreement of even date herewith.

CROSSROADS SOFTWARE, INC.            SILICON VALLEY BANK

By:_________________________________       By:________________________________

Title:______________________________       Title:_____________________________